Exhibit 10.15

康迪科技集团有限公司

与

DAVID SHAN及JOHNNY TAI

关于

SPORTSMAN COUNTRY公司

股权转让协议

Membership Interests Transfer Agreement

Of

SPORTSMAN COUNTRY, LLC.

by and between

DAVID SHAN, JOHNNY TAI

And

KANDI TECHNOLOGIES GROUP, INC.

目 录

Table of Contents

第一章 定义与释义	3

Chapter I Definition and Explanation	3
第一条 定义与释义	3
Article 1 Definition and Explanation	3

第二章 转让股权	4

Chapter II Transfer Share	4
第二条 股权的转让	4
Article 2 Transfer of Share	4
第三条 转让价款的计算、支付与股权交割	4
Article 3 Calculation and Payment of Transfer Price and Share Delivery	4
第四条 支付转让价款的先决条件	7
Article 4 Prerequisite to Payment of Transfer Price	7
第五条 税收和费用	7
Article 5 Taxes and Expenses	7

第三章 双方的陈述和保证	7

Chapter III Representations and Warranties by Both Parties	7
第六条 双方的陈述和保证	7
Article 6 Representations and Warranties Made by Both Parties	7

第四章 转让方的陈述和保证	8

Chapter IV Representations and Warranties Made by Transferors	8
第七条 转让方的一般陈述和保证	8
Article 7 General Presentations and Warranties Made by Transferors	8
第八条 转让方的特别陈述和保证	8
Article 8 Special Presentations and Warranties Made by Transferors	8

第五章 受让方的陈述和保证	9

Chapter V Representations and Warranties Made by Transferee	9
第九条 受让方的陈述和保证	9
Article 9 Representations and Warranties Made by Transferee	9

第六章 职工	10

Chapter VI Employees	10
第十条 职工	10
Article 10 Employees	10

第七章 保密	10

Chapter VII Confidentiality	10
第十一条 保密	10
Article 11 Confidentiality	10

第八章 违约	10

Chapter VIII Default	10
第十二条 违反陈述或保证的责任	10
Article 12 Liability for Breach of Presentations and Guaranties	10
第十三条 违约责任	11
Article 13 Liability for Breach of Agreement	11

第九章 不可抗力	11

Chapter IX Force Majeure	11
第十四条 不可抗力	11
Article 14 Force Majeure	11

第十章 争议的解决	12

Chapter X Resolution of Disputes	12
第十五条 仲裁	12
Article 15 Arbitration	12

第十一章 适用法律	12

Chapter XI Applicable Laws	12
第十六条 适用法律	12
Article 16 Applicable Laws	12

第十二章 其他规定	12

Chapter XII Miscellaneous	12
第十七条 放弃	12
Article 17 Waiver	17
第十八条 转让	12
Article 18 Transfer
第十九条 修改	12
Article 19 Amendment	12
第二十条 可分性	13
Article 20 Severabillity	13
第二十一条 语言	13
Article 21 Languages	13
第二十二条 效力	13
Article 22 Validity	13
第二十三条 通知	13
Article 23 Notice	13
第二十四条 全部协议	14
Article 24 Agreement as a Whole	14
第二十五条 特别约定	14
Article 25 Special Agreement	14

本股权转让协议(以下简称“本协议”)由下列双方于2018年5月31日在中国浙江省杭州市西湖区签署。

This Membership Interests Transfer Agreement (this “Agreement”) is entered into on May 31, 2018 at Xihu District Hangzhou City Zhejiang Province, People’s Republic of China.

甲方: 康迪科技集团有限公司(以下简称“受让方”),

Party A: KANDI TECHNOLOGIES GROUP, INC. (hereinafter referred to as “The Transferee”)

乙方: DAVID SHAN/JOHNNY TAI(以下简称“转让方”),

Party B: DAVID SHAN / JOHNNY TAI (hereinafter referred to as “the Transferors”)

转让方和受让方以下合称“双方”, 单独称为“一方”。

Following transferors and Transferee shall be individually referred to as “One Party” and collectively referred to as “Both Parties”.

鉴于:

(1) SPORTSMAN COUNTRY公司(以下简称“SPORTSMAN COUNTRY”)系一家依照美国TEXAS州法律成立并合法存续的有限责任公司, 公司概况: Sportsman Country(SC)是一家位于美国达拉斯的经营非公路车产品批发为主和零部件批发和零售为辅的销售公司, 为DAVID SHAN和JOHNNY TAI的合资企业。主要销售三个品牌(Massimo, Bennche和Linhai)的非公路车产品和零部件。公司现有员工20余人, 主要使用甲骨文NetSuite电脑系统进行财务会计, 库存管理和销售管理工作。

(1) SPORTSMAN COUNTRY, LLC. (hereinafter referred to as “SPORTSMAN COUNTRY”) is a limited liability company established and validly existing under the laws of the State of Texas. Its profile: SPORTSMAN COUNTRY, located in Dallas, US, a Joint Venture by DAVID SHAN and JOHNNY TAI, is a sales company mainly engaged in wholesales of off-road products, taking wholesales and retails of parts as its supplementary business. It mainly sells off-road products and parts of the three brands-Massimo, Bennche and Linhai. Currently, SPORTSMAN COUNTRY has more than 20 employees, primarily using Oracle and NetSuite systems to conduct its financial accounting, inventory management and sales management.

(2)转让方拥有SPORTSMAN COUNTRY全部(100%)的股权。转让方可以充分行使其作为SPORTSMAN COUNTRY股东的所有权利, 并有意按本协议所约定的条件和条款, 向受让方转让其所持有的SPORTSMAN COUNTRY全部(100%)的股权;

(2) The Transferors have 100% ownership interest in SPORTSMAN COUNTRY. The Transferors may fully exercise all of its rights as members of SPORTSMAN COUNTRY, and intend to transfer to the Transferee all (100%) of its ownership interest in SPORTSMAN COUNTRY pursuant to the conditions and terms under this Agreement.

(3)受让方愿意按本协议所约定的条件和条款, 受让转让方所持有的SPORTSMAN COUNTRY全部(100%)的股权。

(3) Subject to conditions and terms of this Agreement, the Transferee is willing to acquire the Transferors’ full (100%) of shares in SPORTSMAN COUNTRY by the Transferors.

为此, 本着平等互利的原则, 双方经过友好协商, 同意根据美国相关法律及其他相关的法律法规, 达成如下协议, 以兹遵守:

For this end, on the principles of the equality and mutual benefits and through friendly negotiation, pursuant to applicable laws of the U.S.A. and other related laws and regulations, the Parties agree as follows:

第一章 定义与释义

Chapter I Definitions and Explanations

第一条 定义与释义

Article 1 Definitions and Explanations

1.1 在本协议中, 除非文义另有所指, 下列简称应具有以下含义:

1.1 The following terms have following meanings in this Agreement, unless the context indicates otherwise:

“SPORTSMAN COUNTRY”指SPORTSMAN COUNTRY公司, 系一家根据美国TEXAS州法律注册成立的有限责任公司。

“SPORTSMAN COUNTRY” refers to SPORTSMAN COUNTRY, LLC., a limited liability company established under the laws of the State of Texas.

“索赔”指所有的索赔诉讼、要求、判决责任、损害赔偿金额、费用和开支(包括律师费、诉讼费等)。

“Claims” refers to all of litigation claims, demand, responsibility for judgement, damages, fee and expense(including lawyer fee and litigation fee, among others).

“签署日”指本协议的签署日期。

“Execution Date” refers the signing date of this Agreement.

“妨碍”指抵押、转让、留置、质押、所有权保留、以及设置收购权、担保权益、期权和优先购买权, 以及其他限制和条件, 包括:

“Encumbrances” refers to mortgage, transfer, lien, pledge, retention and establishment of acquisition right, equity guarantee, option, preemption right and other limitations and conditions, including:

(a)给予或保留的影响转让股权的任何权利或权力; 或

(a) any rights and power granted or reserved may have effect on membership interests transfer; or

(b)以信托转让、留置、质押、授权或其他形式影响转让股权的权利或权力;或

(b) any rights affecting the right or power to transfer membership interests in the form of trust transfer, lien, pledge and authorization and others.

(c)以担保形式保证履行债务。

(c) ensuring to discharge debts in the form of guarantee.

“实质性不利变化”指(1)SPORTSMAN COUNTRY受到政府部门的调查或处罚;(2)SPORTSMAN COUNTRY进入任何诉讼、仲裁或其他任何司法程序;(3)任何对SPORTSMAN COUNTRY的财务、业务、资产、负债、运营或未来前景产生重大不利影响的变化。

“Materially Adverse Changes” refers to: (1) SPORTSMAN COUNTRY is under government’s investigation or penalty;(2) SPORTSMAN COUNTRY gets into litigation, arbitration or any other judicial procedures; (3) any changes that have materially adverse effects on financials, business, assets, liabilities, operation and prospects of SPORTSMAN COUNTRY.

“美元”指美国的法定货币。

“USD” shall mean the legal currency of the U.S.A.

“第三方”指本协议双方以外的任何自然人、法人、其他组织或实体。

“The Third Party” refers to any natural person, legal person and other organization or entity other than the parties to this Agreement.

“工作日”是指美国法定工作日。

“Business Days” shall mean the legal business days in the U.S.A.

“交割日”是指SPORTSMAN COUNTRY根据法律完成股东变更, 并将受让方变更登记为其唯一股东。

“Closing Date” refers to the date on which SPORTSMAN COUNTRY completed its members alternation procedures under applicable laws and register the Transferee as its sole member.

1.2 本协议各条款的标题仅为方便阅读而设, 在任何情况下均不得被解释为本协议之组成部分, 或限制对其所指示之条款的解释。

1.2 Captions inserted for various clauses in this Agreement for easy convenience of reference only and shall not be deemed to be a part of this Agreement or to restrict its explanation for the clause it refers to.

1.3 对本协议的提及, 应解释为包括可能经修订、变更或更新之后的有关协议。

1.3 Any reference to this Agreement shall be interpreted to include any potential amended, changed or updated agreements.

第二章 转让股权

Chapter II Transfer Share

第二条 股权的转让

Article 2 Transfer of Membership Interests

按照本协议所约定的条件和条款, 转让方同意向受让方转让, 受让方同意自转让方受让SPORTSMAN COUNTRY全部(100%)的股权及其所有相关权利和义务, 包括但不限于一般性的股东权利、一切接受红利及接受或认购红利股或增发新股的权利, 但不包含任何因在交割日前发生事件所引发的索赔或妨碍。

Subject to the conditions and terms of this Agreement, the Transferors hereby agree to transfer and the Transferee agrees to acquire all (100%) of the Transferors’ the ownership interest in SPORTSMAN COUNTRY and all its relevant rights and obligations, including but not limited to general members’ right and any right to receive dividend, receive or subscribe dividend membership interests or to newly issue additional membership units, but excluding any claim or encumbrance occurred prior to the date of Closing for any reason.

第三条 转让价款的计算、支付与股权交割

Article 3 Calculation and Payment of Transfer Price and Delivery of Transferred Share

SPORTSMAN COUNTRY未来三年的税前利润能达到双方约定的预期为: 通过共同努力, 确保SPORTSMAN COUNTRY在2018年1月1日至2018年12月31日的期间内实现不低于200万美元的税前利润, 在2019年1月1日至2019年12月31日的期间内实现不低于300万美元的税前利润, 在2020年1月1日至2020年12月31日的期间内实现不低于400万美元的税前利润; 本协议中的各税前利润额, 均应以美国通用会计准则(USGAAP)中的“Income before Income Taxes”定义为准计算, 并经受让方指定的第三方审计师审计确认。

SPORTSMAN COUNTRY’s pretax net profit anticipation to be met for the next three years as both parties agreed: both parties shall make joint efforts to ensure that SPORTSMAN COUNTRY realizes its pretax profit at no less than USD2,000,000 from January 1, 2018 to December 31, 2018, no less than USD3,000,000 from January 1, 2019 to December 31, 2019, and no less than USD4,000,000 from January 1, 2020 to December 31, 2020; Each pretax profit under this Agreement shall be calculated based on the “Income before Income Taxes” defined in the US GAAP and confirmed by the third party auditor designated by the Transferee.

3.1经转让方和受让方协商后一致同意, 转让价款以1000万美元计算, (以下简称“转让价款”), 该转让价款由KNDI向转让方发行价值1000万美元的限制性股票(以下简称“股票对价”, 定义见下文), 并交付给转让方指定的人员(合称为“接受股票方”, 单独一方称为“每一接受股票方”)。交付给每一接受股票方的具体股票金额和数量, 详见本协议的附件一。

3.1 The Transferors and the Transferee reach consensus through consultations that the transfer price is calculated as USD10million (hereinafter referred to as “Transfer Price”). KNDI shall issue restricted stock equals to the value of USD10million (hereinafter referred to as “stock consideration”, defined as below) and deliver the stock to the person designated by the Transferors (collectively referred to as “receiving party of the stock, one party is referred to as “each receiving party of the stock”). In connection with the stock number and amount delivered to each receiving party please see Exhibit I to this Agreement.

可发行给转让方的股票数量总额1719690股(以下简称“股票总数”)= 1000万美元÷本协议签署日之前十个交易日KNDI股票收盘价的平均值5.815美元。

Total number of the stock issuable to the transferors is 1,719,690 shares (hereinafter referred to as “total number of stock” or “Shares”). Calculation reads:1,719,690 shares =USD10million÷ USD5.815(KNDI’s closing price at average over 10 trading days prior to date of signing this Agreement.)

3.2转让价款的支付:

3.2 Payment of the Transfer Price:

在股权转让协议签署日, 受让方应将股票总数的KNDI股票, 作为股权转让的对价, 准备支付给转让方。但上述股票对价将受转让方和受让方共同监管, 并按以下方式交付给转让方:

On the date of signing the Share Transfer Agreement, the Transferee shall take the total KNDI stock as consideration and be ready to pay it to the Transferors. But above consideration shall subject to joint supervision from the Transferors and the Transferee, and delivered the share to the Transferors in following manners:

(1) 签署日后三十(30)个工作日内, 受让方应向转让方支付转让价款的10%, 共计100万美元股票对价即171969股;

(1) The Transferee shall transfer 171,969 KNDI shares that is equivalent to USD1million, accounting for 10% of the transfer price, to the Transferors as consideration within 30 business days after the signing date of this Agreement ;

(2) 转让方自收到第一笔转让款后的十(10)个工作日内, 应协助受让方根据法律完成股东变更和其他权益移交手续;

(2) The Transferors shall assist the Transferee to complete relevant alternation registration of members and other equity transfer procedures within 10 business days after receiving the first payment of the transfer price.

(3) 股票总数余下90%合计900万美元的股票对价即1547721股(以下简称“受监管股票”), 将在以下条件成就时, 依次分别交付给转让方:

(3) The remaining 90% of the KNDI stock (hereinafter referred to as “Stock Under Supervision”), that is, 1,547,721 shares amounts to USD9million shall be delivered in turn to the Transferors according to following manners:

条件一: 当SPORTSMAN COUNTRY在2018年1月1日至2018年12月31日的期间内实现200万美元或以上的税前利润, 在上述数值经审计并获得符合美国通用会计准则(USGAAP)的年度财务报告后, 转让方有权获得股票总数20%即343938股的KNDI股票。当SPORTSMAN COUNTRY在当年的税前利润未能达到200万美元, 则转让方当年有权获得的受监管股票, 将视情况做出如下调整:

Condition I : The Transferors have right to receive 343,938 KNDI shares accounting for 20% of the KNDI stock, provided that SPORTSMAN COUNTRY realize pretax profit USD2,000,000 or more during January 1, 2018 to December 31, 2018, and such profit is audited and SPORTSMAN COUNTRY gets annual financial report that is issued subject to US GAAP. If SPORTSMAN COUNTRY’s pretax profit fails to meet USD2,000,000 in that year, the Transferors have right to get the stock under supervision and make following adjustment as the case may be:

A. 若当年税前利润与200万美元的差额, 小于或等于当年税前利润的20%时, 则受让方或KNDI有权直接从受监管股票中减去股票总数5%即85985股的KNDI股票, 转让方有权获得股票总数15%即257953股的KNDI股票;

A. If the gap between that year’s pretax profit and USD2,000,000 is less than or equivalent to 20% of pretax profit in that year, the Transferee or KNDI has right to directly deduct 85,985 KNDI shares accounting for 5% of the KNDI stock from the stock under supervision, the Transferors are entitled to get 257,953 KNDI shares accounting for15% of the KNDI stock;

B. 若当年税前利润与200万美元的差额大于当年税前利润的20%且小于当年税前利润的40%时, 则受让方或KNDI有权直接从受监管股票中减去股票总数10%即171969股的KNDI股票, 转让方有权获得股票总数10%即171969股的KNDI股票;

B . If the gap between that year’s pretax profit and USD2,000,000 is more than 20% and less than 40% of pretax profit in that year, the Transferee or KNDI has right to directly deduct 171,969 KNDI shares accounting for 10% of the KNDI stock from the stock under supervision, the Transferors are entitled to get 171,969 KNDI shares accounting for 10% of the KNDI stock;

C. 若当年税前利润与200万美元的差额, 大于或等于当年税前利润的40%时, 则受让方或KNDI有权直接从监管股票中扣除股票总数20%即343938股的KNDI股票, 转让方当年将无权获得任何受监管股票。

C. If the gap between that year’s pretax profit and USD2,000,000 is more than 40% and equivalent to 40% of pretax profit in that year, the Transferee or KNDI has right to directly deduct 343,938 KNDI shares accounting for 20% of the KNDI stock from the stock under supervision, the Transferors have no right to get any stock under supervision in that year.

条件二: 当SPORTSMAN COUNTRY在2019年1月1日至2019年12月31日的期间内实现300万美元或以上的税前利润, 经审计并获得符合美国通用会计准则(USGAAP)的年度财务报告后, 转让方有权获得股票总数30%即515907股的KNDI股票。如果SPORTSMAN COUNTRY在当年的税前利润未能达到300万美元, 则转让方当年有权获得的受监管股票, 将视情况做出如下调整:

Condition II.: The Transferors have right to receive 515,907 KNDI shares accounting for 30% of the KNDI stock, provided that SPORTSMAN COUNTRY realize pretax profit of USD3,000,000 or more during January 1, 2019 to December 31, 2019, and such profit is audited and SPORTSMAN COUNTRY gets annual financial report that issued subject to US GAAP. If SPORTSMAN COUNTRY’s pretax profit fails to meet USD3,000,000 in that year, the Transferors have right to get the stock under supervision and make following adjustment as the case may be.

A. 若当年税前利润与300万美元的差额, 小于或等于当年税前利润20%时, 则受让方或KNDI有权直接从受监管股票中减去8%即137575股的KNDI股票, 转让方有权获得股票总数22%即378332股的KNDI股票;

A. If the gap between that year’s pretax profit and USD3,000,000 is less than 20% or equivalent to 20% of pretax profit in that year, the Transferee or KNDI has right to directly deduct 137,575 KNDI shares accounting for 8% of the KNDI stock from the stock under supervision, the Transferors are entitled to get 378,332 KNDI shares accounting for22% of the KNDI stock;

B. 若当年税前利润与300万美元的差额, 大于当年税前利润的20%且小于当年税前利润的40%时, 则受让方或KNDI有权直接从受监管股票中扣除股票总数15%即257954股的KNDI股票, 转让方有权获得股票总数15%即257953股的KNDI股票;

B. If the gap between that year’s pretax profit and USD3,000,000 is more than 20% and less than 40% of pretax profit in that year, the Transferee or KNDI has right to directly deduct 257,954 KNDI shares accounting for 15% of the KNDI stock from the stock under supervision, the Transferors are entitled to get 257,953 KNDI shares accounting for 15% of the KNDI stock;

C. 若当年税前利润与300万美元的差额, 大于或等于当年税前利润的40%时, 则受让方或KNDI有权直接从受监管股票中扣除股票总数30%即515907股的KNDI股票, 转让方当年将无权获得任何受监管股票。

C. If the gap between that year’s pretax profit and USD3,000,000 is more than 40% and equivalent to 40% of pretax profit in that year, the Transferee or KNDI has right to directly deduct 515,907 KNDI shares accounting for 30% of the KNDI stock from the stock under supervision, the Transferors have no right to get any stock under supervision in that year.

条件三: 当SPORTSMAN COUNTRY在2020年1月1日至2020年12月31日实现400万美元或以上的税前利润, 经审计并获得符合美国通用会计准则(USGAAP)的年度财务报告后, 转让方有权获得股票总数40%即687876股的KNDI股票。如果SPORTSMAN COUNTRY在当年的税前利润未能达到400万美元, 则转让方当年有权获得的受监管股票, 将视情况做出如下调整:

Condition III: The Transferors have right to receive 687,876 KNDI shares accounting for 40% of the KNDI stock, provided that SPORTSMAN COUNTRY realize pretax profit of USD4,000,000 or more during January 1, 2020 to December 31, 2020, and such profit is audited and SPORTSMAN COUNTRY gets annual financial report issued subject to US GAAP. If SPORTSMAN COUNTRY’s pretax profit fail to meet USD4,000,000 in that year, the Transferors have right to get the stock under supervision and make following adjustment as the case may be.

A. 若当年税前利润与400万美元的差额小于或等于当年税前利润的20%时, 则受让方或KNDI有权直接从受监管股票中减去10%即171969股的KNDI股票, 则转让方有权获得股票总数30%即515907股的KNDI股票;

A. If the gap between that year’s pretax profit and USD4,000,000 is less than 20% or equivalent to 20% of pretax profit in that year, the Transferee or KNDI has right to directly deduct 171,969 KNDI shares accounting for 10% of the KNDI stock from the stock under supervision, the Transferors are entitled to get515,907 KNDI shares accounting for 30% of the KNDI stock;

B. 若当年税前利润与400万美元的差额, 大于当年税前利润的20%且小于当年税前利润的40%时, 则受让方或KNDI有权直接从受监管股票中减去股票总额20%即343938股的KNDI股票, 则转让方有权获得股票总数20%即343938股的KNDI股票;

B . If the gap between that year’s pretax profit and USD4,000,000 is more than 20% and less than 40% of pretax profit in that year, the Transferee or KNDI has right to directly deduct 343,938 KNDI shares accounting for 20% of the KNDI stock from the stock under supervision, the Transferors are entitled to get 343,938 KNDI shares accounting for 20% of the KNDI stock;

C. 若当年税前利润与400万美元的差额, 大于或等于当年税前利润的40%时, 则受让方或KNDI有权直接从受监管股票中扣除股票总数40%即687876股的KNDI股票, 转让方当年将无权获得任何受监管股票。

C. If the gap between that year’s pretax profit and USD4,000,000 is more than 40% and equivalent to 40% of pretax profit in that year, the Transferee or KNDI has right to directly deduct 687,876 KNDI shares accounting for40% of the KNDI stock from the stock under supervision, the Transferors have no right to get any stock under supervision in that year.

(4) 自受监管股票向转让方发行之日起, 转让方即享有该等股票的投票权, 除非转让方因未能满足股权转让协议的相关条件而无权获得该等股票。

(4) The Transferors shall be entitled to the voting right of such stock upon the date on which the stock under supervision is issued to the Transferors, unless the Transferors have no right to get such stock due to not satisfying related terms and conditions under the share transfer agreement.

(5) 上述受监管股票在监管期间, 公司将保留这些股票的投票权。

(5) KNDI shall reserve the voting right of such stock during the period that the supervised stock is still under supervision.

3.3自转让方收到第一笔转让款之后五(5)个工作日内, 转让方应向受让方或其指定的代表, 移交或促使相关人士移交有关SPORTSMAN COUNTRY或由SPORTSMAN COUNTRY所有的一切资料、材料及信息, 包括但不限于SPORTSMAN COUNTRY的公章、财务章、协议专用章、账户资料、财务凭证、账簿(包括但不限于将SPORTSMAN COUNTRY在银行预留的个人印鉴变更为受让方指定人士的个人印鉴)、批文、证照、许可、客户资料、协议、员工资料、技术资料等, 并应采取一切必要的措施确保受让方能完全控制SPORTSMAN COUNTRY的全部资产和经营活动。

3.3 The Transferors shall hand over to the Transferee or the Transferee’s designated person all the materials, document or information relating to SPORTSMAN COUNTRY, within 5 business days after the Transferors received the first payment of the transfer price, including but not limited to SPORTSMAN COUNTRY’s name stamp, financial stamp, contract stamp, account details, financial certificates, books(including but not limited to SPORTSMAN COUNTRY personal seal reserved at bank to be personal seal of the person specified by the Transferee), endorsements, licenses, permits, customer data, agreements, employee’s information, technology data, among others and take all the necessary measures to ensure the Transferee fully control all of SPORTSMAN COUNTRY’s assets and production and management activities.

第四条 支付转让价款的先决条件

Article 4 Prerequisite to Paying the Transfer Price

受让方向转让方支付转让价款的先决条件是: 根据2018年4月9日由梅冰先生出具的《达拉斯Sportsman Country收购项目评估》报告相关数据, SPORTSMAN COUNTRY没有发生或者经受任何实质性不利变化。附: 《达拉斯Sportsman Country收购项目评估》

The prerequisite to paying the transfer Price is: Based on the data in Evaluation on Acquisition of Sportsman Country LLC., Dallas provided by Mr. Mei Bing on April 9, 2018, there is not any materially adverse change happened to or undergone by SPORTSMAN COUNTRY. Enclosure: Evaluation on Acquisition of Sportsman Country LLC., Dallas.

第五条 税收和费用

5.1除本协议另有约定外, 双方应各自承担己方就磋商、签署或完成本协议和本协议所预期或相关的一切事宜所产生或有关的费用、收费及支出。

5.1 Both parties shall respectively bear its own fee, charge and expense arising from negotiating, executing and fulfilling this Agreement and anticipated or relevant matters relating to this Agreement.

5.2因签署和履行本协议而发生的法定税费, 双方应按照有关法律各自承担, 相互之间不存在任何代付、代扣及代缴义务。

5.2 Both parties shall be respectively responsible for payment of legal taxes, imposed on each party in accordance with applicable laws, caused by executing and performing this Agreement. There is not obligation on paying or withholding for each other.

第二章 双方的陈述和保证

Chapter III Representations and Warranties of Both Parties

第六条 双方的陈述和保证

Article 6 Representations and Warranties of Both Parties

6.1转让方和受让方在此确认, 本协议自签署日起, 即成为对双方均有法律约束力的文件。

6.1 The Transferors and the Transferee are hereby confirm that this Agreement becomes binding on both parties upon the date of signing this Agreement.

6.2签署本协议时, 转让方和受让方声明在签署日以前向对方或其顾问(包括但不限于律师、审计师、评估师、财务顾问等)提供的一切陈述和资料仍然真实、准确、完整、有效, 与本协议不符的, 应以本协议为准。

6.2 The Transferors and the Transferee state that all the representations and documents provided to the other party or its consultant (including but not limited to its lawyer, auditor, appraiser, financial consultant, and others) prior to the signing date are still true, accurate, complete and valid, if any discrepancy against this Agreement, this Agreement shall prevail.

6.3转让方和受让方同意, 双方之间在本协议订立之前签署的有关本次股权转让的任何协议或其他文件, 在本协议生效后均自动失效。

6.3 The Transferors and the Transferee agree that any agreement or document previously executed relating to the share transfer shall become invalid automatically upon this Agreement comes into force.

6.4自交割日后, 转让股权中原先由转让方享有或承担的一切权利和义务, 全部转由受让方享有或承担。

6.4 All the rights and obligations originally entitled to and burdened by the Transferors shall be entitled to or burdened by the Transferee after the closing date.

6.5双方将共同努力, 互相配合, 以完成与本次股权转让有关的一切手续, 包括但不限于变更登记、备案等工作, 由此产生的手续费、申请费, 应由SPORTSMAN COUNTRY承担。

6.5 The parties to this Agreement shall make joint efforts and cooperate to complete all the procedures related with the transfer, including but not limited to alternation registration, endorsement and others, any processing fee and application fee arising from which shall be borne by SPORTSMAN COUNTRY.

第三章 转让方的陈述和保证

Chapter IV Representations and Warranties of the Transferors

第七条 转让方的一般陈述和保证

Article 7 General Representations and Warranties of the Transferors

7.1截至交割日, 转让方在本协议中所作的各项陈述和保证以及按本协议约定提交给受让方的所有文件及资料均是真实、准确和完整的。

7.1 As of the closing date, various representations and warranties made in this Agreement and all the document and material submitted to the Transferee as agreed shall be true, accurate and complete.

7.2不存在任何针对转让方或SPORTSMAN COUNTRY的, 正在进行或即将进行的, 将影响本协议签署或履行的诉讼、仲裁、其他司法程序或行政程序。

7.2 There is not and there will not be any lawsuit, arbitration, or any other proceedings against the Transferors or SPORTSMAN COUNTRY that may affect execution and fulfillment of this Agreement.

7.3转让方拥有签署本协议并且履行其全部义务的完全民事行为能力。转让方签署本协议和履行其全部义务, 均不会与任何法律、法规、规定、政府机构的授权或批准、约束转让方的协议等相抵触或违反, 也不会构成对上述规定的不履行、不完全履行或履行不能。

7.3 The Transferors have full civil capacity of executing and fully fulfilling this Agreement. The Transferors’ execution and full fulfillment of this Agreement shall not contradict any laws, regulations, rules, and authorization and approval by government body, or any agreement binding on the Transferors, and shall not result in failing to perform or fully perform or improperly perform above rules and regulations.

7.4转让方是转让股权的合法所有人, 拥有全部的授权和权利, 能将转让股权转让给受让方。

7.4 The Transferors are legal owner of the transferred share and has all such authorization and rights enabling it to transfer the share to the Transferee.

7.5截至交割日, 转让股权上不存在任何形式的索赔或妨碍(包括但不限于任何形式的期权、收购权、担保权或任何其他形式的第三方权益)。

7.5 As of the closing date, there is not any claim or encumbrance in any form (including but not limited to any form of option, acquisition right, right of guarantee or any other forms of third party equity) against the share transfer.

第八条 转让方的特别陈述和保证

 Article 8 Representations and Warranties of the Transferors

8.1 SPORTSMAN COUNTRY是根据美国法律注册成立的企业法人, 合法存续并且根据美国法律合规经营。

8.1 SPORTSMAN COUNTRY is an enterprise as a legal person registered, established, validly existing and operating lawfully under the laws of the U.S.A.

8.2 SPORTSMAN COUNTRY从未受到任何(已发生或有可能发生的)调查、诉讼、争议、索赔或者其他程序, 也没有受过行政处罚。此外, 在签署日前, 转让方已向受让方完整披露了SPORTSMAN COUNTRY的所有信息。

8.2 SPORTSMAN COUNTRY has never been(has happened or probably will be happened) investigated, prosecuted, disputed, claimed or under other preceding, and has not got administrative penalty. Moreover, the Transferors had fully disclosed all the information to the Transferee about SPORTSMAN COUNTRY prior to the signing date.

8.3 所有应由SPORTSMAN COUNTRY支付给政府部门的税款、费用、收费、罚款均已经全部支付完毕。截至签署日, SPORTSMAN COUNTRY没有拖欠任何税款、费用、收费、罚款, 并且也不拖欠政府部门要求的为弥补产品缺陷或纠正不当行为而应支付的任何成本和或费用。

8.3 All the taxes, expenses, charges and penalties that request to be paid to government by SPORTSMAN COUNTRY have been fully paid off. As of the signing date, there is no default on any tax, expense, charge and penalty, and any cost and /or expense arising from making up product defects or rectifying wrongful acts requested by government.

8.4 SPORTSMAN COUNTRY已经取得了经营所必需之一切批准、许可、同意, 也已办理完成必需的登记备案, 并严格按照美国相关法律进行经营。

8.4 SPORTSMAN COUNTRY has got all the necessary approvals, permits and consents to conduct its operation and business, and has completed all the necessary registrations. It conducts its operation and business according to related US laws.

8.5 SPORTSMAN COUNTRY的经营、业务均完全符合所有相关法律法规的规定。如果SPORTSMAN COUNTRY因发生于签署日之前的任何事项而遭受任何行政处罚, 转让方应就SPORTSMAN COUNTRY因此而遭受的一切损失, 全额赔偿受让方。

8.5 Production, operation and business of SPORTSMAN COUNTRY is fully subject to related laws and regulations. If SPORTSMAN COUNTRY subject to administrative penalty caused by any matter happened prior to the signing date, the Transferors shall fully compensate the Transferee for all the loss suffered by SPORTSMAN COUNTRY.

8.6 自签署日起, 受让方有权派相关财务人员进驻SPORTSMAN COUNTRY; 自签署日至交割日, SPORTSMAN COUNTRY的一切财务支出须经受让方派驻的财务人员同意方可进行。

8.6 From the signing date, the Transferee has right to assign its financial person move into SPORTSMAN COUNTRY; From the signing date till the closing date, all of SPORTSMAN COUNTRY’s expenses shall not be handled until got approval from the assigned financial person by the Transferee.

8.7在交割日前, 转让方将对SPORTSMAN COUNTRY的正常运营和管理负责, 并保证其运营、业务不会产生或遭受任何实质性不利变化。

8.7 The Transferors shall be responsible for SPORTSMAN COUNTRY’s normal operation and management and ensure its operation and business shall not occur or suffer any materially adverse changes prior to the closing date.

8.8截至交割日, SPORTSMAN COUNTRY没有对任何公司或其他企业法人进行任何投资。

8.8 As of the closing date, SPORTSMAN COUNTRY had not invested on any company or any other enterprise as a legal person.

8.9在签署日前, 转让方已经完整披露了所有由SPORTSMAN COUNTRY承担的债务的全部信息。截至交割日, 该等信息仍然真实、准确、完整。

8.9 Prior to the closing date, the Transferors had fully disclosed all information about debts borne by SPORTSMAN COUNTRY. As of the closing date, such information is still true, accurate and complete.

8.10 在交割日前, SPORTSMAN COUNTRY已全部缴清了美国法律所要求缴纳的税款。

8.10 Prior to the closing date, SPORTSMAN COUNTRY had paid off all the taxes subject to applicable laws of US.

8.11截至交割日, SPORTSMAN COUNTRY所拥有的一切知识产权(包括但不限于专利、商标、专有技术等)均完全符合相关法律法规、标准和行业规范, 不存在侵犯他人知识产权的情况。

8.11 As of the closing date, all the intellectual property(including but not limited to patent, trademark and expertise and others) owned by SPORTSMAN COUNTRY are full in conformity with related laws and regulations, standards and industrial norms, there is no infringe on intellectual property of others.

8.12如果转让方违反了上述任一陈述和保证, 或转让方未能完成本协议所规定的任何先决条件, 受让方有权要求转让方承担责任并赔偿受让方遭受的一切直接和间接损失。

8.12 The Transferee is entitled to demand the Transferors to bear responsibility and compensate all the direct and indirect losses suffered by the Transferee, provided that the Transferors violate any above representations or guaranties, or fails to fulfil any prerequisite in this Agreement.

8.13转让方同意与受让方签订《竞业禁止协议》; 保证转让方的主要管理人员、技术人员同意与受让方签订《竞业禁止协议》; 规定未经受让方的事先书面同意, 不得直接或间接, 经营与受让方及其客户或供应商相同或类似行业, 或者与受让方在任何方面有竞争的其他行业, 或者持有上述实体的任何股权, 除非该经营或持有股权是通过受让方。

8.13 The Transferors agree to sign a Non-Compete Agreement with the Transferee; ensuring that key managerial and technical staff of the Transferors agree to sign Non-Compete Agreement with the Transferee; the Transferors may not directly or indirectly engage in any industry same or similar to the Transferee’s, or any industry competing with the Transferee in any field, or hold share in above entity without prior consent of the Transferee, unless such business or share is held through the Transferee.

第四章 受让方的陈述和保证

Chapter V Representations and Warranties of the Transferee

第九条 受让方的陈述和保证

Article 9 Representations and Warranties of the Transferee

9.1受让方是根据美国法律注册成立的企业法人, 合法存续并且根据美国法律合规经营。

9.1 The Transferee is an enterprise as a legal person registered and established and validly existing and operating lawfully under the laws of the U.S.A.

9.2受让方签署本协议和履行其全部义务, 均不会与任何法律、法规、规定、政府机构的授权或批准、或以受让方为一方或其受约束的任何协议相抵触或违反, 也不会构成对上述规定的不履行或不完全履行或不能履行。

9.2 To sign this Agreement and fulfil its obligations under this Agreement shall not be in contradiction with or breach any laws, regulations, rules, as well as authorization and approval by government body or any agreement binding on the Transferee, and shall not result in failure to perform or fully perform or improperly perform above rules and regulations.

9.3不存在诉讼、仲裁或其他司法或行政程序等严重影响受让方签署本协议或履行本协议义务的情况。

9.3 There is not any action, arbitration, or any other proceedings that may significantly affect the Transferee to execute and fulfil this Agreement.

第五章 职工

 Chapter VI Employees

第十条 职工

Article 10 Employees

本次股权转让完成时, SPORTSMAN COUNTRY现有全部职工将由受让方继续聘用, 聘用条件和待遇原则上参照现有标准并按照有关法律法规执行。之后, SPORTSMAN COUNTRY将按照其经营需要确定用工人数和用工制度等。

All the existing employees of SPORTSMAN COUNTRY will be employed continuously by the Transferee. In principle, the terms and welfare of the employment shall refer to existing standards and shall be carried out according to applicable laws. Afterwards, SPORTSMAN COUNTRY shall decide on number of employee and labor system and others based on its operation purpose.

第六章 保密

Chapter VII Confidentiality

第十一条 保密

Article 11 Confidentiality

11.1一方曾向或可能将向另一方披露有关其自身业务、财务状况及其他保密事项的秘密与专有资料(包括书面和非书面资料, 以下简称“保密资料”)。除另有约定外, 接受上述保密资料的一方应当:

11.1 One party to this Agreement did or will probably to disclose confidential on its business, financial conditions as well as its proprietary information(including materials in written or verbal, hereinafter referred to as(“Confidential Materials”) to the other party, receiving party that received above Confidential Materials, unless otherwise agreed, shall:

11.1.1对保密资料予以保密;

11.1.1 Keep secret on the Confidential Materials;

11.1.2除对履行工作职责而需知晓保密资料的己方雇员外, 不得向任何第三方披露保密资料。

11.1.2 May not disclose any Confidential Materials to any third party except for its own employee who needs to access to the Confidential Materials to perform his or her work duties.

11.2第11.1条不适用于下述资料:

11.2 Article 11.1 is not applicable to the following:

11.2.1在披露方向接受方披露之前, 接受方已经从当时已存的书面记录获得且书面记录能够证明如此的资料;

11.2.1 Before disclosing party disclosed the information to receiving party, the receiving party had got the information from written record that keep in file and the written record can testify such information.

11.2.2非因接受方违反本协议而为公众所知的资料;

11.2.2 Relevant data being known to the public not due to receiving party’s default.

11.2.3接受方从不承担任何保密义务的第三方处获得的资料。

11.2.3 Receiving party never takes any responsibility to kept secret for the data getting from the third party.

11.3对于曾为本协议一方的任何自然人或法人, 即使其因转让在本协议项下的权利和义务而不再作为本协议一方, 本协议第七章的规定仍然对其具有法律约束力。

11.3 For a natural person or legal person who ever constituted one party to this Agreement, even if he or she is no longer as a party to this Agreement due to transfer of his or her rights and obligations under this Agreement, the Chapter VII in this Agreement is still binding on it.

第七章 违约

Chapter VIII Default

第十二条 违反陈述或保证的责任

Article 12 Liability of Breach of Representations and Warranties

12.1如果一方的陈述或保证存在任何错误、遗漏对另一方签署本协议有或可能有实质性影响的事实, 或任何陈述或保证在任何方面是误导性的或不真实的, 则另一方有权要求违约方全额赔偿因其错误、遗漏、误导性或不实陈述或保证所引起的或因违约方违反任何陈述或保证所引起的任何损失(包括但不限于律师费、诉讼费、仲裁费)。

12.1 If there is any mistake or omission in one party’s representations and warranties and that may materially affect the other party’s signing this Agreement, or representations or warranties, in any aspect, are misleading or untrue, then the other party has right to demand the default party full amount of compensation for any loss(including but not limited to lawyer’s fee, litigation fee and arbitration fee) caused by its mistake, omission, misleading and false representations or warranties or by its breach of its representations and warranties.

12.2对本协议中每一项陈述和保证的解释应是独立的。

12.2 Explanation for each of representations and warranties is separated.

12.3为避免歧义, 转让方特此无条件且不可撤销地确认, 其将对任何违反陈述或保证的行为承担责任。

12.3 In order to avoid ambiguity, the Transferors hereby unconditionally and irrevocably confirms that it shall be responsible for any breach of the representations and warranties.

第十三条 违约责任

Article 13 Liability of Breach

13.1如果一方有任何违约行为, 则该违约方应按本协议和美国法律的规定向对方承担违约责任。如果双方均违约, 则由违约一方分别向另一方承担各自违约所引起的损失等和任何其他责任。

13.1 If one party make breach , the default party shall be responsible for the default pursuant to this Agreement and laws of the U.S.A. If both parties make breach, the default party shall be responsible for the other party’s loss and other liability caused by default.

13.2如果非因受让方故意或重大过失, 转让方违反本协议中任何陈述、保证或义务的, 转让方除了要赔偿受让方因此遭受的一切直接和间接损失外, 还应向受让方赔偿100万美元。

13.2 If the Transferors violate any representation, warranties or duty, which is not caused by the Transferee’s intentional or gross negligence, the Transferors shall compensate the Transferee USD1,000,000 in addition to all the direct and indirect loss due to it.

第八章 不可抗力

Chapter IX Force Majeure

第十四条 不可抗力

Article 14 Force Majeure

14.1“不可抗力”指地震、台风、水灾、火灾、战争、政治动乱等特别事件, 以及其他美国法律认定为 “不可抗力”的事件。

14.1 “Force Majeure” refers to special events such as earthquake, typhoon, flood , fire, war, political turmoil and other “Force Majeure” events acknowledged by laws of the U.S.A.

14.2当不可抗力发生时, 受此事件影响的一方的义务以及该方在本协议中受约束的任何期限将在不可抗力发生期间中止, 并自动顺延, 延长期限与中止期相同, 该方无须承担本协议所约定的违约责任。

14.2 If one party’s obligation is affected and the party’s binding period specified in this Agreement is terminated and automatically extend when force majeure happens , and the extension period is as long as termination period, then the affected party shall bear no responsibility for breach of this Agreement.

14.3主张不可抗力的一方应立即以书面形式通知另一方, 并在其后的五(5)个工作日内提供由公证机关出具的不可抗力发生及存续的证据。主张不可抗力的一方应尽最大努力消除不可抗力的不利影响。

14.3 The party claiming force majeure shall promptly inform the other party in writing of such force majeure event, accompanying with the certification of the occurrence and duration of the force majeure event issued by notary authority within 5 business days after the force majeure happened. The party claiming force majeure shall do its best to remove adverse effects of the force majeure.

第九章 争议的解决

Chapter X Disputes Resolution

第十五条 仲裁

Article 15 Arbitration

凡因本协议引起的或与本协议有关的任何争议, 均应提交相关经济贸易仲裁委员会, 按照申请仲裁时该会现行有效的仲裁规则进行仲裁。仲裁裁决是终局的, 对双方均有约束力。

Any dispute arising from or in connection with this Agreement shall be brought to related Economic and Trade Arbitration Commission and arbitrated pursuant to existing and effective arbitration rules of the Commission when applying for this arbitration. The arbitration award is final and binding upon both parties.

第十章 适用法律

Chapter XI Applicable Laws

第十六条 适用法律

Article 16 Applicable Laws

本协议的成立、效力、解释和执行, 均适用美国法律, 因本协议而发生的一切争议均应根据美国法律裁定。

The conclusion, validity, explanation, implementation of this Agreement shall be governed by the laws and regulations of the U.S.A. Any dispute arising from this Agreement shall be adjudicated under the laws and regulations of the U.S.A.

第十一章 其他规定

Chapter XII Miscellaneous

第十七条 放弃

Article 17 Waiver

本协议任何一方未行使或延迟行使本协议项下的一项权利不应作为对该项权利的放弃; 任何单独一次或部分行使一项权利不排除将来对该项权利的再次行使。

Any party to this Agreement fails to or postpone exercising a right under this Agreement shall not be deemed as a waiver to this right; any separate or partial exercise of a right does not exclude the possibility that this right could be exercised one more time in the future.

第十八条 转让

Article 18 Transfer

除非另有规定, 未经另一方事先书面同意, 任何一方不得全部或部分地转让其在本协议中的任何权利或义务。

Unless otherwise specified, any party shall not transfer its full or partial rights or obligations under this Agreement without the other party’s prior written consent.

第十九条 修改

Article 19 Amendments

19.1本协议是为双方及其各自继受方和受让方的利益而签订的, 对他们均有法律约束力。

19.1 This Agreement is entered into for the benefit of both parties and their respective recipient and Transferee and binding on both parties.

19.2本协议不得以口头形式修改, 只有经双方签署书面文件表示同意, 本协议的修改方可生效。

19.2 This Agreement shall not be amended verbally, amendments to this Agreement could become effective only by a written instrument signed by both parties to make it effective.

第二十条 可分性

Article 20 Severability

本协议中任何条款的无效, 不影响任何其他条款的有效性。

Should any provisions of this Agreement be invalid, the validity of the remaining provisions of this Agreement shall not be affected.

第二十一条 语言

Article 21 Languages

本协议以中文和英文书就, 如出现中英文不一致的, 一切以中文为准。

This Agreement is made in English and Chinese, Chinese text shall prevail in the event of discrepancy between English and Chinese.

第二十二条 效力

Article 22 Validity

本协议是根据双方2018年5月21日签订的草签协议并经康迪科技集团有限公司董事会批准后的正式协议, 本协议的中文正本一式四(4)份, 双方各持正本一(1)份, 送股东变更管理部门正本一(1)份, 剩余一(1)份由SPORTSMAN COUNTRY存档。

This Agreement is a definitive agreement that entered into based onproposedagreementdatedMay21, 2018by and between both parties and after being approved by the board of directors of Kandi Technologies Group, Inc. This Agreement is written in quadruplicate in Chinese, with each party holding one. One original shall be submitted to administration department handling alternation registration of shareholder, the rest one shall be keep in file by SPORTSMAN COUNTRY.

第二十三条 通知

Article 23 Notice

23.1除非另有规定, 一方向另一方发出本协议约定的任何通知或通讯应

以中、英文书写, 以信件形式通过速递服务或传真发出。以速递服务递交的通知或通讯, 应于递交给速递服务公司五(5)个工作日内予以确认。按本协议规定发出的通知或通讯的生效日为收件的日期。如以传真发出, 发出后的第三(3)个工作日应被视为收件日期, 但应有传真确认报告为证。

23.1 Any notice and other correspondence concerning this Agreement between the Transferors and the Transferee shall be made in writing delivered by express or fax in the form of letter. Any notice and other correspondence delivered by express shall be acknowledged within 5 business days from it is delivered to courier company. The effective date of the notice or correspondence delivered shall be the date of receipt of it. If by fax, the third business day after delivery shall be deemed as date of receipt and fax acknowledgement shall be deemed as evidence.

23.2一切通知和通讯均应发往下列地址:

23.2 Any notice and correspondence shall be delivered to the following address:

甲方通信地址:

Party A’s Correspondence address:

电话:

Telephone:

传真号码:

Fax:

收件人:

Receiver:

乙方通信地址:

Party B’s Correspondence address:

电话:

Telephone:

传真号码

Fax:

收件人:

Receiver:

第二十四条 全部协议

Article 24 Agreement as a Whole

本协议构成双方关于本协议约定的交易的全部协议, 并取代以前双方关于本协议项下交易的全部讨论、谈判和协议。

This Agreement shall constitute a full and complete content concerning all the transactions agreed by both parties, and shall replace all the previous discussions , negotiations and agreements, by both parties, relating to transactions under this Agreement.

第二十五条 特别约定

Article 25 Special Agreement

本协议需经康迪科技集团有限公司董事会批准后执行。

This Agreement must be approved by the board of directors of Kandi

Technologies Group, Inc. before it may be carried out.

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甲方、乙方于文首载明的日期签署本协议。以资证明。

IN WITNESS HEREOF, Party A and Party B have executed this Agreement as of the date first above written.

甲方: 康迪科技集团有限公司

Party A: KANDI TECHNOLOGIES GROUP, INC.

盖章

Stamp

授权代表人签字:
Authorized representative’s signature:

乙方: DAVID SHAN/JOHNNY TAI

Party B: DAVID SHAN/JOHNNY TAI

签署:
Signature: